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                                                                  EXHIBIT 10.3.6


                                    AGREEMENT

        This agreement is made and entered into this 7th day of August, 2000, by and between SALEM COMMUNICATIONS CORPORATION ("Client") and ERIC H. HALVORSON ("Consultant").

        WHEREAS Client desires to retain Consultant to perform certain consulting services set forth below and Consultant is willing is render such consulting services to Client on the terms and conditions set forth herein;

        NOW THEREFORE in consideration of the mutual convenants and conditions contained herein the parties agree as follows:

        1. CONSULTING SERVICES. During the term of this agreement Consultant shall devote such time and effort to the affairs of Client as Client and Consultant mutually deem reasonably necessary to fulfill duties for Client consistent with his area of expertise, including advice and services to the Legal Department of Client and such other duties as the CEO or Board of Directors of Salem may prescribe ("Consulting Services"). The term "Consulting Services," as used herein, shall not mean or refer to any services Consultant performs in connection with his duties as a member of the Board of Directors of Client. Consultant shall report directly to both the General Counsel and Chief Executive Officer of Salem.

        2. TERM. This agreement shall commence on August 16, 2000, and shall continue in full force and effect on a month-to-month basis until such time as Consultant or Client provides notice to the other that this agreement shall terminate; provided such notice shall not, in any event, be given by Client on or before June 30, 2001.

        3. CONSULTING FEES. In consideration of the duties to be performed by Consultant pursuant to this agreement, Client agrees to pay Consultant FOUR THOUSAND DOLLARS ($4,000) per month; provided, however, in the event Consultant provides Consulting Services in excess of twenty (20) hours per month, Consultant shall be entitled to a fee of $200 per hour over twenty (20) hours per month, which amount shall be paid within thirty (30) days of Client's receipt of Consultant's written invoice. In addition to the foregoing, Client shall allow Consultant to continue on the medical insurance plans of Client, and Client shall continue to pay the costs thereof, consistent with the amount Client historically paid while Consultant was an employee of Client.

        4. EXPENSES. In addition to the fees described in Section 3, above, within thirty (30) days after receipt of Consultant's invoice, Client shall reimburse Consultant for all reasonable and necessary business expenses, including travel, incurred by Consultant in the course of performing the Consulting Services for Client and which were approved in advance by Client. Consultant shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may be reasonably necessary to establish to the satisfaction of Client that the expenses incurred by


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Consultant were ordinary and necessary business expenses incurred by Consultant on behalf of Client.

        5. CONFIDENTIALITY. Consultant agrees that it will not disclose to any other party, without the prior written consent of Client, any information or records that Client furnishes Consultant or that Consultant generates in the course of performing the Consulting Services including, without limitation, information relating to Client's finances, plans, strategies, operations and employees. Consultant further agrees that Consultant shall return to Client all documents, records and similar items containing confidential information furnished by Client or which Consultant generated in the course of performing the Consulting Services and any and all copies of said documents, records or similar items at such time as the agreement is terminated, or within a reasonable time thereafter. Notwithstanding any provision in this agreement to the contrary, the provisions of this Section 5 shall survive the termination of this agreement.

        6. WORK PRODUCT. Under no circumstances may Consultant use the work product generated pursuant to this agreement or any other documents of Client for any purpose other than to further the purposes of Client's retention of Consultant which work product and documents shall be the sole and exclusive property of Client.

        7. INDEPENDENT CONTRACTOR. Client and Consultant acknowledge and agree that in performing the consulting services hereunder, Consultant is acting as an independent contractor and consultant of Client. Nothing contained herein or otherwise shall be construed in such manner as to create the relationship of principal and agent between Consultant and Client or the relationship of employer/employee between Client, Consultant and/or any of Client's employees. No party will have the authority to enter into agreements of any kind on behalf of the other or otherwise bind or obligate the other in any manner to any third party. ACCORDINGLY, CONSULTANT UNDERSTANDS THAT CLIENT SHALL NOT WITHHOLD FROM ANY AMOUNTS PAYABLE TO CONSULTANT NOR PAY ANY AMOUNTS NORMALLY WITHHELD OR PAID IN AN EMPLOYEE/EMPLOYER RELATIONSHIP INCLUDING, WITHOUT LIMITATION, SOCIAL SECURITY, FEDERAL TAXES, STATE TAXES, UNEMPLOYMENT INSURANCE, DISABILITY INSURANCE OR WORKERS' COMPENSATION INSURANCE.

        8. PERSONAL CONDUCT. Consultant agrees promptly and faithfully to comply with all policies, requirements, directions, requests and rules and regulations of Client. Consultant further agrees to conform to all laws and regulations including, without limitation, the rules and regulations of the Federal Communications Commission, and not at any time to commit any act or become involved in any situation or occurrence tending to bring Client, its subsidiaries or affiliated entities into public scandal, ridicule or which will reflect unfavorably on the reputation of Client, its subsidiaries or affiliated entities.

        9. WORK FOR HIRE. Consultant hereby agrees that any creative services for the Client will be undertaken in the capacity of an "employee for hire" as is defined under the


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United States Copyright Act and that all results of his work for the Client pursuant to this Agreement, including, by way of example, the development of programs, themes, titles and characters, and such other intellectual property as may be created in connection herewith, shall be the sole and exclusive property of the Client.

        10. ASSIGNMENT. The parties acknowledge that this agreement is one for the personal services of Consultant and shall not be assigned by either party hereto.

        11. MISCELLANEOUS. This agreement and all questions of its interpretation, performance, enforceability, and the right and remedies of the parties hereto shall be determined in accordance with the laws of the State of California.

        12. FORUM SELECTION. Consultant agrees that any dispute of any kind arising out of or relating to this Agreement, other than for equitable enforcement of Sections 5 and 6 of this Agreement, shall be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of, at the election of Consultant, Christian Conciliatory Services or the American Arbitration Association, in Ventura County, California. The results of any such arbitration proceeding shall be final and binding both upon Client and upon Consultant, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act or other applicable law. Notwithstanding the foregoing, Consultant agrees that Client may seek equitable enforcement of
Section 6 and 7 of this Agreement in any court with competent jurisdiction, without obligation to prove actual damages or to post bond or other security.

        IN WITNESS WHEREOF, the parties have entered into this agreement as of the date first written above.



By:      /s/ Eric H. Halvorson
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         Eric H. Halvorson



By:      /s/ Edward G. Atsinger III
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         Edward G. Atsinger III
         President & CEO
         Salem Communications Corporation


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